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[BDO        BDO SEIDMAN, LLP              285 Peachtree Center Avenue, Suite 800
LOGO]       Accountants and Consultants   Atlanta, Georgia 30303-1230
                                          Telephone: (404) 688-6841
                                          Fax: (404) 688-1075


                                                                    EXHIBIT 23.2

Interface, Inc.
Atlanta, Georgia


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this amended Registration Statement of our reports dated February 16, 2004, relating to the consolidated financial statements and schedule of Interface, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 2003.

We also consent to the reference to us as experts under the caption "Independent Auditors" in the Prospectus.



/s/ BDO Seidman, LLP


Atlanta, Georgia
June 8, 2004